ENTERGY CORPORATION AND SUBSIDIARIES
           CONSOLIDATED BALANCE SHEET
                     ASSETS
                 March 31, 2000
                  (Unaudited)

                                                       2000
                                                  (In Thousands)

                 CURRENT ASSETS
Cash and cash equivalents:
   Cash                                                 $113,365
   Temporary cash investments - at cost,
    Which approximates market                          1,566,629
   Special deposits                                        6,102
                                                    ------------
       Total cash and cash equivalents                 1,686,096
                                                    ------------
Other temporary investments - at cost,
    Which approximates market                               -
Notes receivable                                           3,635
Accounts receivable:
  Customer                                               257,729
  Allowance for doubtful accounts                        (9,507)
  Other                                                  234,947
  Accrued unbilled revenues                              274,202
                                                     -----------
       Total receivables                                 757,371
                                                     -----------
Deferred fuel costs                                      208,035
Fuel inventory - at average cost                         117,633
Materials and supplies - at average cost                 393,726
Rate deferrals                                            27,450
Deferred nuclear refueling outage costs                   47,180
Prepayments and other                                     91,248
                                                     -----------
TOTAL                                                  3,332,374
                                                     -----------

        OTHER PROPERTY AND INVESTMENTS
Investment in subsidiary companies - at equity               214
Decommissioning trust funds                            1,247,408
Non-utility property - at cost (less accumulated
depreciation)                                            321,984
Non-regulated investments                                246,240
Other - at cost (less accumulated depreciation)           17,480
                                                     -----------
TOTAL                                                  1,833,326
                                                     -----------
                 UTILITY PLANT
Electric                                              23,237,556
Plant acquisition adjustment                             402,863
Property under capital lease                             774,184
Natural gas                                              187,632
Construction work in progress                          1,769,202
Nuclear fuel under capital lease                         268,220
Nuclear fuel                                             110,910
                                                     -----------
TOTAL UTILITY PLANT                                   26,750,567
Less - accumulated depreciation and amortization      11,080,253
                                                     -----------
UTILITY PLANT - NET                                   15,670,314
                                                     -----------

        DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
    Rate deferrals                                        12,130
    SFAS 109 regulatory asset - net                    1,044,438
    Unamortized loss on reacquired debt                  197,092
    Other regulatory assets                              665,179
Long-term receivables                                     31,625
Other                                                    575,749
                                                     -----------
TOTAL                                                  2,526,213
                                                     -----------
TOTAL ASSETS                                         $23,362,227
                                                     ===========

      ENTERGY CORPORATION AND SUBSIDIARIES
           CONSOLIDATED BALANCE SHEET
      LIABILITIES AND SHAREHOLDERS' EQUITY
                 March 31, 2000
                  (Unaudited)

                                                       2000


              CURRENT LIABILITIES
Currently maturing long-term debt                       $175,408
Notes payable                                            350,716
Accounts payable                                         591,132
Customer deposits                                        166,931
Taxes accrued                                            495,418
Accumulated deferred income taxes                         59,853
Nuclear refueling outage costs                             9,246
Interest accrued                                         102,687
Co-owner advances                                          3,420
Obligations under capital leases                         176,530
Other                                                    155,292
TOTAL                                                  2,286,633

     DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                      3,276,922
Accumulated deferred investment tax credits              513,009
Obligations under capital leases                         184,751
FERC settlement - refund obligation                       35,765
Other regulatory liabilities                             200,607
Decommissioning                                          714,529
Transition to competition                                164,486
Regulatory reserves                                      398,195
Accumulated provisions                                   279,192
Other                                                    655,277
TOTAL                                                  6,422,733

Long-term debt                                         6,885,702
Preferred stock with sinking fund                         69,650
Preference stock                                         150,000
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts
  holding solely junior subordinated deferrable
  debentures                                             215,000

              SHAREHOLDERS' EQUITY
Preferred stock without sinking fund                     335,961
Common stock, $.01 par value, authorized
  500,000,000 shares; issued 247,172,239 shares            2,472
Paid-in capital                                        4,636,474
Retained earnings                                      2,814,499
Accumulated other comprehensive loss:
   Cumulative foreign currency translation
   adjustment                                           (69,489)
   Net unrealized investment losses                      (9,958)
Less - treasury stock, at cost (14,962,294
   shares)                                               377,450
TOTAL                                                  7,332,509



TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $23,362,227